                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004


                                                                       Exhibit 5


                                                              March 31, 2000



Niagara Mohawk Power Corporation,
         300 Erie Boulevard West,
                  Syracuse, New York 13202.

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") of $500,000 of: (i) your First Mortgage Bonds (the "Bonds"), to be issued from time to time pursuant to a Mortgage Trust Indenture (the "Mortgage") between Niagara Mohawk Power Corporation (the "Company") and Marine Midland Bank, N.A. (the "Mortgage Trustee"), and (ii) Senior Debt Securities (the "Debentures" and together with the Bonds, the "Securities") to be issued from time to time pursuant to an Indenture (the "Debentures Indenture") between the Company and Bank of New York (the "Debentures Trustee"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

NIAGARA MOHAWK POWER CORPORATION

         Upon the basis of such examination, we advise you that, in our opinion:

                  (i) when the Registration Statement has become effective under the Act, the Debentures Indenture has been duly authorized, executed and delivered, the terms of the Debentures and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debentures have been duly executed and authenticated in accordance with the Debentures Indenture and issued and sold as contemplated in the Registration Statement, the Debentures will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                  (ii) when the Registration Statement has become effective under the Act, the terms of the Bonds and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Bonds have been duly executed and authenticated in accordance with the Mortgage and issued and sold as contemplated in the Registration Statement, the Bonds will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

                  The foregoing opinion is limited to the Federal laws of the United States and the laws of the state of New York and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                  We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of Debt Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                      Very truly yours,

                                      /s/ Sullivan & Cromwell